UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest January 19, 2011 (January 18, 2011)
event reported)

DEBUT BROADCASTING CORPORATION, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50762	88-0417389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1011 Cherry Avenue, Suite B
Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,	(615) 866-0530
including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Not applicable.

(e) Employment Agreement.

On January 18, 2011 the Board of Directors of the Company amended the Employment Agreements originally dated May 7th, 2009 and effective May 24th 2009 (“Employment Agreements”) with Mr. Marquitz, Mr. Heineman, and Ms. Hopkins effective January 1, 2011. The Agreements were renewed with a term of five years, and will expire on December 31, 2016  with the option to renew for one additional year if not canceled in writing by the company upon expiration. Under the Employment Agreement, upon the occurrence of the executive’s termination of employment without cause by the company, he or she will be entitled to the amount of compensation due to the executive under the greater of the remaining term of the agreement or thirty six months. The foregoing description of the Employment Agreements are qualified in their entirety by reference to the Employment Agreements that are attached hereto as Exhibit 10.3, 10.4 and 10.5  of this Current Report, and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(a)       Financial Statements
        None.

(b)       Pro Forma Financial Statements
        None.

(d) Exhibits

10.3 Executive employment agreement of Ronald Heineman
10.4 Executive employment agreement of Robert Marquitz
10.5 Executive employment agreement of Sariah Hopkins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Debut Broadcasting Corporation, Inc.

/s/ Sariah Hopkins
Sariah Hopkins
Executive Vice President, and
Chief Financial Officer

Date: January 19, 2011